Exhibit 99.1

For more information, contact: Laura E. Owen, President and COO 16801 West 116th Street Lenexa, KS 66219 USA Phone: (913) 338-5550 Fax: (913) 312-0264 Lowen@ICOP.com www.ICOP.com	For Investor/Media Relations: Elite Financial Communications Group /Elite Media Group Dodi Handy, President and CEO Phone: (407) 585-1080 ICOP@efcg.net

ICOP DIGITAL ANNOUNCES 2007 PRELIMINARY RESULTS AND COMMENTS ON 2008 OUTLOOK

Unaudited Revenues Nearly Double on Year-over-Year Basis

Year End Punctuated With Record Sale to Major Law Enforcement Agency in Maryland

Actual Year End Results Will Be Announced on Thursday, March 27, 2008; Conference Call Scheduled for Same Afternoon at 4:15 PM ET

LENEXA, KS – (PR NEWSWIRE) – February 11, 2008 – ICOP Digital, Inc. (Nasdaq: ICOP), an industry-leading company engaged in advancing digital surveillance solutions, today issued a corporate update, following preliminary review of its 2007 year end financial and operational results, and commented on its outlook for the current year.

2007 IN BRIEF:

•	The Company expects to report its third consecutive year of year-over-year revenue growth with unaudited total revenues of approximately $12 million in 2007 - up from 2006 revenues of $6.6 million.

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In December, ICOP was awarded a record order from a major law enforcement agency in Maryland that purchased over 170 ICOP Model 20/20®-W digital in-car video systems. All units were shipped prior to year end. This record order followed previous record sales to agencies in Wyoming, Alaska and California during the year.

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Over the course of the full year, ICOP processed and shipped over 2,000 ICOP Model 20/20-W units and related ancillary products to more than 300 individual law enforcement agencies nationwide. Reorders from existing customers engaged in ongoing fleet deployments represented over 40% of total sales in 2007.

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The Company introduced its live streaming solution, ICOP LIVE™, unrivaled in the market. ICOP LIVE enables live streaming of video from a police car to multiple simultaneous viewers on any Internet-enabled Windows®-based device, without requiring that the customer invest in costly servers and specialized IT personnel. Beginning in March 2008, ICOP plans to launch a comprehensive beta test of ICOP LIVE with several first responder agencies located throughout the nation to test and demonstrate the systems’ multi-point to multi-point live streaming and interoperable capabilities in real-world situations.

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ICOP also introduced the ICOP Model 4000™, its transit surveillance solution, which is expected to begin shipping to customers late in the first quarter 2008. Although ICOP had anticipated initiating shipments in January 2008, its manufacturing partner has encountered certain delays, pushing the arrival of its first commercial shipment to ICOP by 30-60 days.

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ICOP formed key marketing partnerships with Sprint Nextel and Strix Systems, enriching its global sales and marketing platform, resulting in multiple sales and generating many more sales opportunities that are being actively pursued in collaboration with its partners.

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The Company expanded its sales and distribution channel with the addition of a dozen highly qualified independent manufacturers’ representatives to its growing worldwide sales organization. In November, ICOP completed formal training of the new reps and is now actively supporting their sales and marketing activities.

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ICOP has been named as a final contender in protracted field tests and competitive analyses currently being conducted by a number of international, metropolitan and state agencies seeking to deploy digital in-car video systems in their respective patrol fleets.

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ICOP enhanced its leadership team with the appointment of Derick Shupe as new Chief Financial Officer, who was the Director of Internal Audit at Euronet Worldwide, Inc. and was a Senior Manager with Ernst & Young LLP; Tom Tougas, as Director of Engineering, a former General Electric engineering and product development leader; Chadd Currier, as new Director of Strategic Partner Sales, who was a top sales leader at Johnson Controls; and David Nicholl, as Director of Technology, who formally worked in key roles with Lean, Kaizen and Six Sigma process improvement initiatives at Bayer HealthCare.

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The Company also expanded its Board of Advisors with the addition of Bryan Ferguson, senior executive with Shaw Group (a Fortune 500 company); Tully Plesser, Chairman of Consensus Research Group, one of the foremost marketing companies in the world, serving such clients as Time, Inc, Chase, Citicorp, UBS, ABC-TV and Wal-Mart, among many other notable companies; and Colonel John Garrett, USMC (retired), a National Homeland Security expert with Patton Boggs in Washington, D.C.

“Although the past two and half years have been primarily focused on successfully penetrating the U.S. law enforcement market, while researching and developing new advanced surveillance products, 2008 is looking to be the year that ICOP will indeed make a pronounced mark in the international market place,” stated Dave Owen, Chairman and CEO of ICOP. “We also anticipate leveraging our expanded product line to begin winning share of the mass transit market, as well as other key high growth sectors where advanced security and surveillance solutions are critical to protecting sensitive community infrastructure, public venues and commercial assets.”

Continuing, Owen noted, “Besides our close working relationships with Sprint and Strix, ICOP has also engaged in active discussions with other global technology leaders to establish additional complementary and collaborative marketing and strategic business partnerships designed to extend and enhance ICOP’s market presence and impact in the field of community-centric security, communications and surveillance.”

“ICOP’s core tenet is ‘Without Local Security, there can be no National Security.’ In the coming year, ICOP will be playing a proactive role in advocating innovative local, state and federal funding programs in order to help our existing and prospective customers access funds necessary to accelerate the adoption of advanced technologies for law enforcement. Under the 2008 U.S. Appropriations Bill, hundreds of millions of dollars of federal grant monies have been approved for funding the deployment of public safety networks, the adoption of enabling technological tools and solutions by local enforcement, border control and mass transit agencies, to enhance local and national security. Moreover, there are a number of state, municipal and commercially sponsored programs in existence or in development that may help to dedicate dollars for these same types of initiatives at the local level. In these and other regards, ICOP is leveraging our technological expertise, our strategic relationships and our collective industry influence to significantly increase available funding to law enforcement, public transit authorities and others who are charged with preserving the safety of American citizens,” concluded Owen.

ICOP is scheduled to announce its 2007 fiscal year results on Thursday, March 27, 2008 and will host a conference call the same afternoon beginning at 4:15 PM ET. Company shareholders are invited to join management in a discussion regarding the Company’s year end results, corporate progression and other meaningful developments. The conference call can be accessed via telephone by dialing toll free 1-800-218-8862 or via the web at www.ICOP.com. For those unable to participate at that time, a replay of the webcast will be available for 90 days at www.ICOP.com.

About ICOP Digital, Inc.

ICOP Digital, Inc. (Nasdaq: ICOP) operates on the core principle that ‘without local security, there is no national security.’ It endeavors to protect people, assets and profits for communities with innovative, mission-critical security, surveillance and communication solutions. The Company engineers, manufactures and markets mobile and stationary surveillance products for use in the public and private sectors, and facilitates the delivery of live video to first responders. (GSA Contractor)

The ICOP Model 20/20-W, ICOP’s flagship, award-winning product, is the leading digital in-car video recorder system for law enforcement. ICOP LIVE™ delivers live streaming video to and from first responder vehicles and headquarters, empowering first responders with enhanced real-time situational awareness and actionable intelligence, optimizing the outcome of a crisis. ICOP LIVE delivers live video wirelessly to first responders over any wireless network and to multiple internet enabled windows devices simultaneously. The ICOP Model 4000™, ICOP’s newest advanced surveillance solution, is the next generation transit/rail DVR system. The ICOP Model 4000 uses less power than traditional DVR’s, which means less heat and translates into a more reliable unit with less downtime. In addition, the ICOP Model 4000 boasts many advanced and innovative features and capabilities, such as wireless file uploading and wireless video streaming, among many others.

For more information, please view the following video presentations at http://www.icopdigital.com/why_icop.html and www.ICOP.com/veil.html, or visit www.ICOP.com.

Safe Harbor Statement

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, and the performance or reliability of our products. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included in certain forms the Company has filed with the Securities and Exchange Commission.